EXHIBIT 10.1.5

July 25, 2007

Camden Learning Corporation
500 East Pratt Street
Suite 1200
Baltimore, MD 21202

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19 th floor
New York, NY 10020

Re:	Camden Learning Corporation (the “ Company ”)

Gentlemen:

The undersigned, in consideration of Morgan Joseph & Co. Inc. (“Morgan Joseph”) entering into a letter of intent (the “Letter of Intent”) to underwrite an initial public offering (the “IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph XV hereof):

I.  (1)   In the event the Company fails to consummate a Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO (the “Termination Date”), the undersigned shall, in accordance with all applicable requirements of the Delaware General Corporation Law (the “DGCL”), (i) cause the Trustee to liquidate the Trust Account to the holders of the IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable.

(2)   Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (c) agrees the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

II.  In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees, in accordance with the Right of First Refusal Agreement, to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of (i) the consummation by the Company of a Business Combination, (ii) the dissolution of the Company or (iii) such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

III.  The undersigned acknowledges and agrees the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Morgan Joseph that the Business Combination is fair to the Company’s stockholders from a financial perspective.

IV.  (1)   Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company by the Company prior to the consummation of a Business Combination.

(2)   The undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination, only (a) from funds not held in the Trust Account or (b) upon the consummation of a Business Combination.

V.  Neither the undersigned, any member of the family of the undersigned, nor any Affiliate will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate originates a Business Combination.

VI.  The undersigned agrees that during his period of service as a director, he will not become associated with any other special purpose activity corporation that is involved or intends to become involved in the activities similar to those activities that the Company intends to pursue with respect to a Business Combination.

VII. (1) The undersigned agrees to be a director of the Company until the earlier of the consummation of a Business Combination or the dissolution of the Company. The undersigned agrees to not resign (or advise the Board that the undersigned declines to seek re-election to the Board of Directors) from his position as director of the Company as set forth in the Registration Statement without the prior consent of Morgan Joseph (such consent not to be unreasonably withheld) until the earlier of the consummation by the Company of a Business Combination, liquidation of the Trust Account, or the dissolution of the Company. The undersigned acknowledges the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s employment at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in the employ of Company.

(2)   The undersigned’s biographical information furnished to the Company and Morgan Joseph and included as part of the Registration Statement for the IPO is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned’s Questionnaire previously furnished to the Company and Morgan Joseph is true and accurate in all respects as of the date first written above.

(3)   The undersigned represents and warrants:

(a)   he is not subject to or a respondent in any legal action for, any injunction relating to, or any cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)   he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and he is not currently a defendant in any such criminal proceeding; and

(c)   he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

VIII.  The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

IX. The undersigned hereby agrees not to propose, or vote in favor of, any amendment to the Company’s Certificate of Incorporation that requires the affirmative vote of at least 95% of the IPO Shares. This paragraph may not be modified or amended under any circumstances.

X.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“Information”). Neither Morgan Joseph nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

XI.  In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all shares of common stock, par value $.0001 per share (the “Common Stock”) (i) owned by him (either directly or indirectly) prior to the IPO (the “Insider Shares”) in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) purchased by him in or following the IPO “for” a Business Combination

XII.  The undersigned will escrow all of the Insider Shares beneficially owned by him, if any, for the period commencing on the Effective Date and ending on the first anniversary following a Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

XIII.  The undersigned hereby waives his right to exercise redemption rights with respect to any Insider Shares owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek redemption with respect to such shares in connection with any vote to approve a Business Combination.

XIV.  This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby: (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to each of the Company and Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

XV.  As used herein, (i) a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition or other similar business combination between the Company and one or more operating businesses in the education industry; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (iv) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO; and (vi) Right of First Refusal Agreement refers to such agreement executed by all the officers and directors in connection with the transactions completed hereby; and (v) “Trustee” shall mean Continental Stock Transfer & Trust Company.

XVI.  This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

[Signature Page to Follow]

Very truly yours,

/s/ Therese Kreig Crane, Ed.D
Therese Kreig Crane, Ed.D